SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2007
Date of Report
(Date of earliest event reported)

A.P. PHARMA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive
Redwood City, California  94063

(Address of principal executive offices) (Zip code)

(650) 366-2626
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

A.P. Pharma, Inc. (the “Company”) today reported that on May 9, 2007, the Company was advised by the NASDAQ Listing Qualifications Department that NASDAQ is reviewing the Company’s eligibility for continued listing on The NASDAQ Global Market as the Company does not comply with the NASDAQ’s minimum $10 million stockholders’ equity requirement set forth in Marketplace Rule 4450(a)(3).  To facilitate the review, the Company has been asked to provide on or before May 24, 2007 a specific plan and timeframe to achieve and sustain compliance with all NASDAQ Global Market listing requirements.

As previously disclosed, on April 5, 2007, the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 for a proposed public offering of up to $28.8 million of our common stock.  The Company believes that successful completion of this offering would resolve the listing deficiency, and is planning to prepare the plan requested by NASDAQ.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. PHARMA, INC.

Date: May 15, 2007	By:	/s/ Gregory Turnbull
Name: Gregory Turnbull
Title: President and Chief Executive Officer